Exhibit 99.1

FOR IMMEDIATE RELEASE

Pareteum Corporation Announces Pricing of Public Offering of 2,333,334 Shares and 1,166,667 Warrants

NEW YORK, NEW YORK – (March 10, 2017) Pareteum Corporation ( NYSE MKT : TEUM ), ("Pareteum" or the "Company"), a leading international provider of mobile networking software and services to the Mobile Network and Internet of Things markets, today announced the entry into an agreement relating to the sale of 2,333,334 shares of common stock at a public offering price of $1.50 per share together with the issuance of 1,166,667 five year warrants to purchase common stock with an exercise price of $1.87. The gross proceeds from the offering, excluding any proceeds on the exercise of the warrants, are expected to be approximately $3,500,000, before deducting the underwriting discount and estimated offering expenses.

The offering is expected to close on March 15, 2017, subject to satisfaction of customary closing conditions. The shares and warrants are being offered by Pareteum Corporation pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

Joseph Gunnar & Co., LLC is acting as sole book-running manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Joseph Gunnar & Co, LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com.

About Pareteum Corporation

Pareteum Corporation and its subsidiaries provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise, SaaS and IoT markets. Mobile Network Operator (MNO) customers include Vodafone, the world’s second largest mobile operator by customer count, Zain, the 4th largest mobile operator in the world in terms of geographical presence and other Tier 1 operators, MVNO customers such as Lebara and Lowi, and partners including Cleartech and Expeto. For more information please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Shareholder Contact:

Steve Gersten

(813) 926-8920

InvestorRelations@Pareteum.com

Investor Relations Contact:

Jon Cunningham

(407) 712-8969

Jon@RedChip.com